Exhibit 10.2

                       RETIREMENT AND CONSULTING AGREEMENT

     Circuit  City  Stores,   Inc.  (the   "Company")  and  W.  Alan  McCollough
("Executive")  enter  into  this  Retirement  and  Consulting   Agreement  (this
"Agreement") on the 22nd day of December, 2005 (the "Effective Date").

                              W I T N E S S E T H:

     WHEREAS, Executive is employed by the Company as Chairman and Chief Executive Officer pursuant to a employment agreement dated November 19, 2003 (the "Employment Agreement");

     WHEREAS, Executive has decided to resign as Chief Executive Officer effective February 28, 2006;

     WHEREAS, Executive will continue to serve as a member and Chairman of the Board of Directors of the Company until the 2006 Annual Meeting of Shareholders;

     WHEREAS, Executive has decided to retire as an employee of the Company on July 2, 2006 (the "Retirement Date"); and

     WHEREAS, the Company desires to retain Executive as a consultant following the Retirement Date.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained in this Agreement, the parties agree as follows:

     1. Resignations and Retirement Date. On February 28, 2006, Executive will resign from the position of Chief Executive Officer of the Company and as an officer of any subsidiary of the Company. From March 1, 2006 until the earlier of the Retirement Date or the 2006 Annual Meeting of Shareholders, Executive shall continue as Chairman of the Board of the Company. Executive shall continue as an employee of the Company until the Retirement Date. At the Retirement Date, Executive will resign from all positions with the Company then held by him, and Executive's employment with the Company will terminate due to his retirement.

     2. Effect on Employment Agreement. Executive's retirement will be treated as a voluntary termination by Executive for purposes of the Employment Agreement. Any changes in Executive's employment status pursuant to the terms of this Agreement will not constitute "Good Reason" under the Employment Agreement. The date on which Executive's obligations under Sections 8.1 and 8.2 of the Employment Agreement would otherwise expire shall be extended by a period of time equal to the duration of the Consulting Period (as defined below). Except to the extent specifically modified in this Section 2 or otherwise in this Agreement, the provisions of the Employment Agreement shall continue to apply, including the provisions on noncompetition, confidentiality and dispute resolution.

     3. Consulting Services.

        (a) Beginning on the Retirement Date and ending on July 1, 2007 (such period, as it may be extended under paragraph 4, the "Consulting Period"), Executive agrees to cooperate with the Company in the transition of management of the Company following Executive's retirement and to perform such other special projects and activities (the "Consulting Services") as may be requested by the Board of Directors or the Chief Executive Officer and be agreed to by Executive, which agreement may not be unreasonably withheld by Executive. The Company and Executive agree that the services envisioned under this Agreement will require no more than 200 hours per year of Executive's working time. Nothing contained in this Section 2 shall be deemed to create an employment relationship between the Company and Executive during the Consulting Period. In providing the Consulting Services, Executive shall be an independent contractor and shall not have authority to bind the Company with respect to any matter. In rendering Consulting Services under this Agreement, Executive shall be free to arrange his own time, pursuits and work schedule and to determine the specific manner in which such services will be performed, without being required to observe any routine or requirement as to working hours. In accordance with the preceding, the Company agrees that Executive may provide the services requested at his discretion and the failure to do it within a prescribed timeframe shall not be a breach of this Agreement. During the Consulting Period, the Company shall reimburse Executive for all out-of-pocket expenses reasonably and necessarily incurred in the performance of such consulting services in accordance with the travel and business expense reimbursement policies of the Company in effect from time to time.

        (b) Executive acknowledges and agrees that, during the Consulting Period, he is not eligible as part of his compensation under this Agreement to participate in any compensation or benefit programs offered by the Company to its active employees or in any pension plans, profit-sharing plans, insurance plans or other employee benefit plans offered from time to time by the Company to its active employees and will not be entitled to personal use of corporate aircraft. The Company recognizes that Executive may offer consulting services to other entities during the Consulting Period, subject to the noncompetition provisions of the Employment Agreement.

     4. Payments. In consideration for the Consulting Services to be provided by Executive pursuant to Section 2 of this Agreement and as consideration for a release in the form contained in Exhibit A of this Agreement, the Company agrees to pay Executive the amount of $100,000 per year (the "Payments"). The Payments will be made on the following schedule: $75,000 on January 3, 2007 and $25,000 on April 1, 2007. The Consulting Period may be extended for additional one-year periods by mutual consent of Executive and the Company's Chief Executive Officer and Board of Directors. If the Consulting Period is extended, the Payments shall be continued and will be made in equal quarterly installments in advance. The Payments will not be made if Executive does not execute a release in the form of Exhibit A to be effective as of the Retirement Date.

     5. Receipt of Other Compensation. The Company and Executive agree that, for purposes of vesting or exercisability of any equity awards, Executive's termination of employment at the Retirement Date will be treated as a retirement in accordance with the retirement eligibility provisions of the Company's retirement plan. Executive acknowledges and

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agrees  that,  other than as  specifically  set forth in this  Agreement  or the
Employment Agreement, following the Retirement Date, he is not and will not be due any compensation, including, but not limited to, compensation for unpaid salary (except for amounts unpaid and owing for Executive's employment with the Company prior to the Retirement Date), unpaid bonus, severance and accrued or unused vacation time or vacation pay from the Company or any of its affiliates, and as of and after the Retirement Date, except as provided herein, he will not be eligible to participate, except as a retired employee, in any of the compensation or benefit plans of the Company or any of its affiliates. Executive will be entitled to receive benefits, which are vested and accrued on or prior to the Retirement Date or which become vested or accrued under their terms or under the provisions of this Agreement, pursuant to the employee benefit plans of the Company. At his retirement, Executive will be entitled to retain all
consumer  electronic   equipment  then  in  his  possession  under  the  Officer
Evaluation Program with the value of such equipment being compensation income to Executive.

     6. Bonus. Executive shall be eligible to receive a bonus for the Company's 2006 fiscal year to the extent earned under the previously established terms and conditions. Executive will not be eligible for a bonus for any portion of the Company's 2007 fiscal year.

     7. Benefit Restoration Plan. For purposes of determining the amount of Executive's supplemental pension benefit under the Circuit City Stores, Inc. Benefit Restoration Plan ("Restoration Plan"), Executive shall be imputed an additional five years of age and five years of Benefit Service as of the Retirement Date, with the estimated effects set forth in a letter, dated December 21, 2005, from Mercer Human Resource Consulting, a copy of which has been provided to Executive. This imputed age and Benefit Service is consideration for a release by Executive in the form of Exhibit A, effective as of February 28, 2006.

     8. Death. In the event of Executive's death during the Consulting Period, the Payments shall terminate, except for Executive's right to receive the payment due on January 3, 2007.

     9. Non-Disparagement.

        (a) At all times hereafter, Executive will not disparage or criticize, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company or any of its operating divisions, subsidiaries or affiliates to any person.

        (b) At all times hereafter, the Company and its officers, directors, employees and agents will not disparage or criticize, orally or in writing, Executive.

     10. Breach of Agreement.In the event of a breach of this Agreement, (i) the Company shall have the right to immediately discontinue any remaining Payments during the remaining Consulting Period hereunder, and (ii) the Consulting Period shall thereupon cease. If the Company pursues a claim for actual damages for a breach by Executive, any award will first be offset by any monies remaining owed to Executive under this Agreement.

     11. Executive's Understanding. Executive acknowledges by signing this Agreement that Executive has read and understands this document, that Executive has conferred with or had opportunity to confer with Executive's attorney regarding the terms and meaning of this

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Agreement, that Executive has had sufficient time to consider the terms provided for in this Agreement, that no representatives or inducements have been made to Executive except as set forth in this Agreement, and that Executive has signed the same KNOWINGLY AND VOLUNTARILY.

     12. Non-Reliance. Executive represents to the Company and the Company represents to Executive that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other or by any of the other's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     13. Severability of Provisions. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement are held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

     14. Non-Assignability. The rights and benefits under this Agreement are personal to Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of Executive upon death.

     15. Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

                  To Executive at:

                  W. Alan McCollough
                  453 Rivergate Drive
                  Richmond, VA 23233

                  To the Company at:

                  Circuit City Stores, Inc.
                  9950 Mayland Drive
                  Richmond Virginia 23233
                  Attention:  General Counsel


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



CIRCUIT CITY STORES, INC.

By:      /s/ Mikael Salovaara
Mikael Salovaara
Chairperson, Compensation and Personnel Committee

EXECUTIVE

/s/ W. Alan McCollough
W. Alan McCollough

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                                    EXHIBIT A

                                 Form of Release

     1. Executive on behalf of himself, his heirs, executors, administrators and assigns, does hereby knowingly and voluntarily release, acquit and forever discharge the Company and any affiliates, legal representatives, successors, assigns and past, present and future directors, officers, employees, trustees and shareholders (collectively, the "Released Parties") from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date thereof, exists, have existed, or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to Executive's employment with the Company or its affiliates and the conclusion thereof, which Executive, or any of his heirs, executors, administrators and assigns and affiliates and agents ever had, now has or at any time hereafter may have, own or hold against any of the Released Parties. Executive acknowledges that in exchange for this release, the Company is providing Executive with a total consideration, financial or otherwise, which exceeds what Executive would have been given without the release. By executing this Agreement, Executive is waiving all claims against the Released Parties arising under federal, state and local labor and antidiscrimination laws and any other restriction on the right to terminate employment, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended. Executive represents and warrants that he has not filed or initiated any legal or equitable proceeding, or any proceeding involving a private right of action, against any of the Released Parties and that no such proceedings have been initiated against any of the Released Parties on his behalf. Executive will not cause or encourage any lawsuit or any action involving a private right to be maintained or instituted against any of the Released Parties, and he will not participate in any manner in any such proceedings against any of the Released Parties, except as required by law. Nothing herein shall release any party from any obligation under the Employment Agreement between Executive and the Company dated November 19, 2003 or the Retirement and Consulting Agreement between Executive and the Company dated December 22, 2005, or limit or adversely affect any right Executive may have to indemnification under Article VII of the Company's Articles of Incorporation or coverage under any liability insurance policy maintained by the Company or any of its affiliates.

     2. EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. ss. 621 ("ADEA"). EXECUTIVE FURTHER AGREES:
(A) THAT EXECUTIVE'S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (B) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (C) THAT THE PAYMENTS FOR CONSULTING SERVICES WOULD NOT BE PROVIDED TO ANY EXECUTIVE TERMINATING HIS EMPLOYMENT WITH THE COMPANY WHO DID



NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENTS AND BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENTS AND BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (D) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (E) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE;
(F) THAT EXECUTIVE REALIZES THAT FOLLOWING EXECUTIVE'S EXECUTION OF THIS RELEASE, EXECUTIVE HAS SEVEN (7) DAYS IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED, AND (G) THAT THE COMPANY'S OBLIGATION TO MAKE PAYMENTS FOR CONSULTING SERVICES SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS RELEASE THEN BECOMES EFFECTIVE AND ENFORCEABLE.

     3. To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including, but not limited to, any of the claims released in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent Executive or any of the Released Parties from instituting any action required to enforce the terms of the Agreement and this Release. In addition, nothing herein shall be construed to prevent Executive from enforcing any rights Executive may have under the Employee Retirement Income Security Act of 1974.



EXECUTIVE

/s/ W. Alan McCollough                           Dated:            12-22-2005
------------------------------------                   -------------------------
W. Alan McCollough


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